SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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AXTIVE CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 14, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Axtive Corporation (the “Company”), which will be held at the Company’s offices at 5001 LBJ Freeway, Suite 275, Dallas, Texas 75244, on Tuesday, January 11, 2005, at 10:00 a.m., local time.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, and date the accompanying proxy card and return it in the enclosed postage-paid envelope at your earliest convenience.

On behalf of the board of directors, I would like to express our appreciation of your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ GRAHAM C. BEACHUM II

Graham C. Beachum II

Chairman of the Board and Chief Executive Officer

AXTIVE CORPORATION

5001 LBJ Freeway, Suite 275

Dallas, Texas 75244

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 11, 2005

Axtive Corporation (the “Company”) will hold its 2004 Annual Meeting of Stockholders at 5001 LBJ Freeway, Suite 275, Dallas, Texas 75244, on Tuesday, January 11, 2005. The meeting will begin at 10:00 a.m., local time. At the meeting, the stockholders will be asked to:

1.	Elect five directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2.	Vote upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock, $0.01 par value per share, that the Company has authority to issue from 100 million shares to 200 million shares.

3.	Consider any other business properly presented at the meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on Wednesday, December 8, 2004 are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof. A list of those stockholders will be available at the Annual Meeting and at least ten days before the Annual Meeting during normal business hours at the Company’s offices at 5001 LBJ Freeway, Suite 275, Dallas, Texas 75244.

Whether or not you plan to attend the meeting, please date and sign the enclosed proxy and promptly return it in the enclosed postage-paid envelope. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a later dated proxy, or by attending the Annual Meeting, withdrawing your proxy, and voting your shares personally.

By Order of the Board of Directors,

/s/ GRAHAM C. BEACHUM III Graham C. Beachum III
Secretary

Dallas, Texas

December 14, 2004

AXTIVE CORPORATION

5001 LBJ Freeway, Suite 275

Dallas, Texas 75244

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 11, 2005

This Proxy Statement is furnished to stockholders of Axtive Corporation, a Delaware corporation (the “Company”), to solicit, on behalf of the Company’s board of directors, proxies to vote at the Annual Meeting of Stockholders of the Company to be held January 11, 2005. Your proxy in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the Annual Meeting, and not revoked by you. This Proxy Statement and the enclosed proxy form are first being sent to stockholders on or about December 14, 2004.

Accompanying this Proxy Statement is a copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2003, which consists of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003. The 2003 Annual Report is not part of the proxy solicitation material.

PURPOSE OF THE MEETING

At the meeting, stockholders will be asked to consider the following proposals:

Proposal 1.	To elect five directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Proposal 2.	To amend the Company’s Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock, $0.01 par value per share, that the Company has authority to issue from 100 million shares to 200 million shares.

Proposal 3.	To consider any other business properly presented at the Annual Meeting or any postponements or adjournments thereof.

OUTSTANDING CAPITAL STOCK

The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is December 8, 2004. At the close of business on that date, there were 49,242,743 shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting.

VOTING RIGHTS AND SOLICITATION OF PROXY

Quorum and Voting

The presence, in person or by proxy, of the holders of a majority of all outstanding shares of the common stock on the record date is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum:

•	A plurality of the votes cast at the Annual Meeting, in person or by proxy, is required for the election of directors; and

•	A majority of all outstanding shares of common stock, voting in person or by proxy, at the Annual Meeting is required to approve the proposed amendment to the Amended and Restated Certificate of Incorporation.

If any other matter were to be properly presented for a vote at the Annual Meeting, a majority of the votes cast at the Annual Meeting, in person or by proxy, would be required to act on that matter.

Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock held in the stockholder’s name on the record date. Because the five nominees for director who receive the most votes will be elected, any abstention will not be included in the vote totals. Regarding the proposed amendment to the Amended and Restated Certificate of Incorporation and any other proposal voted upon at the Annual Meeting, an abstention will be included in vote totals and will have the same effect as a negative vote. Where brokers who are nominee record holders do not vote on specific matters because they did not receive specific instructions on such matters from the beneficial owners of such shares (“broker non-votes”), the broker non-votes will not be included in vote totals and will have no effect on the election of directors, will have the same effect as a negative vote regarding the proposed amendment to the Amended and Restated Certificate of Incorporation, and will have no effect on any other proposal that might be presented for a vote.

Voting of Proxies at Meeting

When stockholders have appropriately specified how their proxies should be voted, the proxies will be voted accordingly. Unless the stockholder otherwise specifies therein, each proxy will be voted:

•	FOR the election as directors of the Company of the five nominees named under “Proposal 1: Election of Directors”; and

•	FOR the proposal to amend the Amended and Restated Certificate of Incorporation.

If any other matter or business is properly presented at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders, in accordance with their best judgment. On the date of this Proxy Statement, the board of directors does not know of any other matter or business to be presented at the Annual Meeting other than as addressed in this Proxy Statement.

Revocation of Proxies

A proxy may be revoked any time before it is exercised. A stockholder giving a proxy may revoke it by:

•	sending in another proxy with a later date;

•	giving written notice to the Company’s Secretary before the Annual Meeting that the proxy has been revoked; or

•	voting in person at the Annual Meeting.

Solicitation of Proxies

Proxies are being solicited on behalf of the board of directors. The Company will pay all expenses of soliciting proxies. Proxies may be solicited not only by mail, but also by personal interview, telephone, and electronic transmission by the Company’s directors, officers, and employees. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of common stock held of record by these persons, and the Company may reimburse them for the corresponding reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 8, 2004 (the “Ownership Date”) with respect to the beneficial ownership of our common stock by:

•	each of our directors and named executive officers;

•	all of our executive officers and directors as a group; and

•	each person or group of affiliated persons known to us to own beneficially more than 5% of our common stock.

Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, the following persons have sole voting and investment control with respect to the shares beneficially owned by them. In accordance with SEC rules, if a person has a right to acquire beneficial ownership of any shares of common stock, on or within 60 days of the Ownership Date, upon (1) exercise of outstanding options, (2) the exercise of common stock purchase warrants, or (3) otherwise, the shares are deemed beneficially owned by that person, are deemed to be outstanding solely for the purpose of determining the percentage of our shares that person beneficially owns, and are reflected in the table. These shares are not included in the computations of percentage ownership for any other person.

Person or Group	Shares of Common Stock Beneficially Owned
Directors and Named Executive Officers (1):
Graham C. Beachum II (2)	625,625	1.3%
Ron Beneke (3)	19,698,638	40.0%
Paul Morris	381,361	*
Alan W. Tompkins	—	—
Bradley A. Thompson (4)	11,267,612	22.9%
Graham C. Beachum III (5)	668,060	1.3%
Stanley D. Strifler	106,000	*
All executive officers and directors as a group (6 persons) (6)	32,641,296	65.0%

Beneficial Owners of 5% or More of Our Outstanding Common Stock :
B/K Venture Capital, LLP (7)	19,698,638	40.0%
GCA Strategic Investment Fund Limited (8)	10,536,728	21.4%
Sandera Partners, L.P. (9)	13,007,242	26.4%

*	Less than 1%
(1)	Except as otherwise noted, the address of each executive officer and director is c/o Axtive Corporation, 5001 LBJ Freeway, Suite 275, Dallas, Texas 75244.
(2)	Includes options to purchase 625,625 shares of common stock that were exercisable on or within 60 days of the Ownership Date.
(3)	Includes shares of common stock directly owned by B/K Venture Capital, LLP. Mr. Beneke is CEO of B/K Venture Capital, LLP and, therefore, may be deemed to share voting and investment power with respect to the shares of common stock. This filing should not be construed as an admission by Mr. Beneke that he is the beneficial owner of the shares of common stock. Mr. Beneke’s address is c/o B/K Venture Capital, LLP, Grand Galleria, 43-46 Norre Gade, Suite 232, St. Thomas, U.S. Virgin Islands 00802.
(4)	Includes shares of common stock directly owned by Global Capital Funding Group, L.P. and GCA Strategic Investment Fund Limited with respect to which Mr. Thompson shares voting or dispositive power. Mr. Thompson’s address is 227 King Street, Frederiksted, U.S. Virgin Islands 00804.
(5)	Includes (a) 49,768 shares of common stock owned by TSTC International Holding Company, which is wholly owned by Mr. Scooter Beachum, (b) options to purchase 310,939 shares of common stock that were exercisable on or within 60 days of the Ownership Date, and (c) 132,500 shares of common stock in which he has an indirect beneficial ownership interest as a result of his membership interest in Beachum Investments, LLC.
(6)	Includes options to purchase a total of 936,564 shares of common stock that were exercisable on or within 60 days of the Ownership Date.
(7)	Includes shares of common stock directly owned by B/K Venture Capital, LLP. The address of B/K Venture Capital, LLP is Grand Galleria, 43-46 Norre Gade, Suite 232, St. Thomas, U.S. Virgin Islands 00802.
(8)	The address of GCA Strategic Investment Fund Limited is c/o Prince Management Ltd., Mechanics Building, 12 Church Street, Hamilton, Bermuda HM 11.
(9)	Includes shares of common stock directly owned by Sandera Partners, L.P. The address of Sandera Partners, L.P. is 1601 Elm Street, Suite 4000, Dallas, Texas 75201.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Directors

Effective with our issuance of Series A Convertible Preferred Stock in May 2003, our board of directors was expanded from three to seven members. There are currently two vacancies on the board of directors. Our board of directors desires to fill these two vacancies in the future with independent directors.

In May 2003, the then principal holders of the Series A preferred stock, consisting of Sandera Partners, L.P., Global Capital Funding Group, L.P., GCA Strategic Investment Fund Limited, and Demand Aggregation Solutions, LLC, entered into a Stockholders and Voting Agreement with respect to our capital stock they owned or would acquire in the future. This includes the shares of our common stock issued upon conversion of the Series A preferred stock. They agreed to vote their shares to elect two independent directors to the board. For this purpose, an independent director is an individual who is not (1) an officer or director of the voting stockholder, the Company, or any affiliate of either, (2) the holder of more than 10% of the voting power of the voting stockholder, the Company, or any affiliate of either, or (3) a relative (as defined in the Stockholders and Voting Agreement) of the voting stockholder or any person described in the preceding clauses. These principal holders also agreed to vote their shares of the Company’s capital stock to elect the individuals currently serving as directors to our board of directors. With its purchase of common stock in the Company’s February 2004 private offering, B/K Venture Capital, LLP also agreed to be bound by the Stockholders and Voting Agreement with respect to the shares it owns or acquires. In addition, any transferee of the shares covered by the Stockholders and Voting Agreement is required to be subject to these obligations with respect to voting.

Set forth below is information concerning the persons nominated for election as directors. If elected, each nominee will hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

Graham C. Beachum II, age 57, has been a director and the Chairman of the Board and Chief Executive Officer of Axtive since January 2001. From January 2001 to April 2004, he also served as the Company’s President. Mr. Beachum serves on the audit committee of our board of directors. From January 2000 to December 2000, Mr. Beachum was a private investor. From September 1996 to January 2000, Mr. Beachum was the Chairman and Chief Executive Officer of Axtive Software Corporation, a maker of customer relationship management software that was sold to Remedy Corporation in 2000. Mr. Beachum is the father of Graham C. Beachum III, our President and Chief Operating Officer.

Ron Beneke, age 60, became a director of Axtive in May 2003 in connection with our additional sale of shares of Series A preferred stock. Mr. Beneke serves on the audit committee and the compensation committee of our board of directors, and serves as Chairman of both committees. Since he founded the company in April 1992, Mr. Beneke has served as President of Beneke Companies, Inc., of Dallas, which is the general partner of Beneke/Krieg Company, a national real estate partnership whose primary business is the acquisition of apartment projects financed with tax-exempt housing bonds. Mr. Beneke’s 28 years of experience in the real estate industry include ten years in legal practice. He spent six years as managing partner of a forty-lawyer firm of which he was a founding member. Mr. Beneke is a member of the Management Committee of Demand Aggregation Solutions, LLC and a member of the Board of Directors of NetLink Transaction Services, LLC.

Paul L. Morris, age 63, became a director of Axtive in May 2003 in connection with our additional sale of shares of Series A preferred stock. Mr. Morris serves on the audit committee of our board of directors. Mr. Morris has been President and CEO of Wagner & Brown, Ltd., a large, closely-held independent oil and gas company headquartered in Midland, Texas since 1994. Prior to joining Wagner & Brown, Mr. Morris served as President of Banner Energy and in management positions with Columbia Gas System. Mr. Morris currently holds Board positions with the Rawls College of Business at Texas Tech University, Memorial Hospital and Medical Center (Midland) and the Petroleum Museum of Midland, where he is President. He is a past President of the Permian Basin Petroleum Association and has served on the Boards of the Midland Chamber of Commerce and United Way. Mr. Morris is the father-in-law of Graham C. Beachum III, our President and Chief Operating Officer.

Bradley A. Thompson, age 40, became a director of Axtive in May 2003 in connection with our additional sale of shares of Series A Preferred Stock. Mr. Thompson serves on the audit committee and the compensation committee of our board of directors. Mr. Thompson, of St. Croix, U.S. Virgin Islands, has been the Chief Investment Officer and Chief Financial Analyst of Global Capital Advisors, LLC, a fund management firm that is the exclusive advisor to a Bermuda exempt investment fund and a licensed small business investment company, since 1998. Mr. Thompson is the former President of Time Plus of Athens, Georgia, a payroll and accounting firm, and he was also previously the Chief Financial Officer of AAPG, Inc., a specialty retail sporting goods firm. Mr. Thompson began his career with SunTrust, and has also held financial consulting and financial analyst positions with MLBFS and SAFECO Insurance Company of America.

Alan W. Tompkins, age 43, became a director of Axtive in May 2003 in connection with our additional sale of shares of Series A Preferred Stock. Mr. Tompkins serves on the audit committee and the compensation committee of our board of directors Mr. Tompkins has been Vice President and General Counsel of Unity Hunt, Inc. in Dallas since March 2003. In 2002, Mr. Tompkins practiced law for the firm of Hance Scarborough Wright Ginsberg & Brusilow LLP. Between 1997 and 2001, Mr. Tompkins served as associate general counsel to Richmont Corporation / Mary Kay Holding Corporation. Mr. Tompkins practiced law in Dallas for more than six years at firms including Weil Gotshal & Manges, with a focus on corporate merger and acquisition transactions, venture capital, and private equity investments. Mr. Tompkins has extensive experience in the merchant banking business, where he worked primarily with companies in the manufacturing, distribution, financial, and broadcast industries. Mr. Tompkins is a Certified Public Accountant and a former adjunct professor of business law at the Edwin L. Cox School of Business at SMU. He presently serves on the board of directors of the USA Film Festival and on the Judicial Nominating Commission for the City of Dallas.

Vote Required

To be elected a director, each nominee must receive a plurality of all the votes cast at the Annual Meeting for the election of directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES.

PROPOSAL 2: AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The board of directors has approved and is hereby soliciting stockholder approval of an amendment to the Company’s existing Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock that the Company is authorized to issue from 100,000,000 shares to 200,000,000 shares. The proposed amendment would correspondingly increase the total number of shares of all classes of capital stock that the Company is authorized to issue from 105,000,000 shares to 205,000,000 shares. The full text of the proposed amendment to the Amended and Restated Certificate of Incorporation is set forth below. If the stockholders approve this proposal, the proposed amendment will become effective when a certificate of amendment is filed with the Secretary of State of Delaware. Though the Company anticipates the filing of a certificate of amendment promptly after the Annual Meeting, our board of directors will have the discretion to make that filing at any time after the Annual Meeting.

Text of Amended Provision

If the proposed amendment is approved by the stockholders, Article Four of our Amended and Restated Certificate of Incorporation, as amended, would read as follows:

Capital Stock

The Company shall have the authority to issue a total of Two Hundred Five Million (205,000,000) shares, consisting of (a) Two Hundred Million (200,000,000) shares of common stock, par value $0.01 per share, and (b) Five Million (5,000,000) shares of preferred stock, par value $0.01 per share. The preferred stock may be issued from time to time in one or more series and with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, option or other special rights or qualifications, or restrictions thereof, as shall be stated and expressed in this Certificate or in any amendment hereto, or in a resolution adopted by the board of directors.”

Purposes and Effects of the Proposed Amendment

The Company is authorized to issue up to 100,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. The proposed amendment would increase the number of authorized shares of common stock to 200,000,000, but would not affect the authorized shares of preferred stock. The additional 100,000,000 shares of common stock would become a part of the existing class of common stock and, if and when issued, would have the same rights, privileges, and preferences as the shares of common stock currently issued and outstanding. On December 8, 2004, 49,242,743 shares of common stock were outstanding and held of record by approximately 150 registered stockholders.

Our board of directors believes that the increase in the number of authorized shares of common stock will provide the Company the flexibility in the future to:

•	raise additional capital through the issuance of shares of common stock or options, warrants, convertible debt, convertible preferred stock, or other securities exercisable for or convertible into shares of common stock;

•	acquire additional assets or businesses by using shares of common stock to pay all or a portion of the consideration to the sellers;

•	repay indebtedness by issuing shares of common stock in lieu of cash; or

•	attract and retain directors, officers, and key employees and motivate those persons to exert their best efforts on behalf of the Company by providing incentive compensation as, or exercisable for, shares of common stock.

Our board of directors may issue authorized but unissued shares of common stock at the time or times, and for the corporate purpose or purposes, as it may deem advisable, without any further action by the Company’s stockholders, except as may be required by applicable law. Nevertheless, the Company has no present arrangement, agreement, understanding, or plan to issue any of the additional shares of common stock proposed to be authorized. The board of directors does not intend to issue any shares of common stock except on terms that it deems to be in the best interest of the Company and its then-existing stockholders.

The proposed increase in the authorized shares of common stock will not, in itself, affect any of the rights, preferences, or privileges of any of the Company’s stockholders. Nevertheless, the issuance of any of the additional authorized shares of common stock might dilute, under certain circumstances, the existing stockholder’s proportionate ownership and voting rights in the Company. In addition, the possible dilution caused by future issuances of shares of common stock could reduce the Company’s net income per share in future periods and could reduce per share dividends, if any. The Company has not, however, ever paid cash dividends and does not intend to pay any cash dividends in the foreseeable future.

The proposed increase in the authorized shares of common stock is not intended as an “anti-takeover device” to inhibit or affect any possible change in control of the Company. The availability for issuance of additional shares of common stock could, however, discourage, or make more difficult, efforts to obtain control of the Company. For example, the board-authorized issuance of shares of common stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest or increasing the cost of any person or persons attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

Vote Required

The affirmative vote of a majority of all of the outstanding shares of common stock is required to approve the proposed amendment to the Amended and Restated Certificate of Incorporation, as amended. Any shares of common stock not voted, because of abstention or broker non-vote, will have the effect of a vote against the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

BOARD OF DIRECTORS

Independence and Meetings

Our board of directors has determined, after considering all of the relevant facts and circumstances, that Bradley A. Thompson and Alan W. Tompkins would each be an “independent director” under the definition set forth in Section 121A of the Company Guide of the American Stock Exchange if it were applicable to the Company. Pursuant to the AMEX definition, the board of directors determined that neither Mr. Thompson nor Mr. Tompkins have a material relationship with the Company that would interfere with the exercise of independent judgment and are, therefore, “independent” under the AMEX definition.

Our board of directors held ten meetings and acted by unanimous written consent four times during 2003. The audit committee held two meetings and the compensation committee held four meetings, during 2003. All persons, except Ron Beneke, who were directors during 2003 attended at least 75% of the total of the board meetings and the meeting of committees on which they served. Ron Beneke was unable to attend two of the board meetings and one of the audit committee meetings.

The board of directors has adopted a policy that each director then serving on the board shall attend each annual meeting of stockholders of the Company absent extenuating circumstances that prevent his or her attendance.

Nominations to the Board of Directors

The board of directors does not have a nominating committee or other committee that recommends qualified candidates to the board for nomination or election as directors. Because of the existence of the Stockholders and Voting Agreement and until such time as additional independent directors are elected to serve on the board of directors, the board has determined that it is not appropriate to establish a standing committee for the consideration of director nominees. The full board of directors, consisting of the directors then in office, considers and determines the nominees for election as directors of the Company. The independence of the directors currently serving on the board of directors is discussed above under “—Independence and Meetings.” With respect to the nominating process, the directors do not operate under a written charter, but under resolutions adopted by the board of directors.

The board of directors has not established specific minimum age, education, experience, or skill requirements for potential directors, but will take into account all factors it considers appropriate in fulfilling their responsibilities to identify and recommend individuals to the board as director nominees. Those factors may include, without limitation:

•	an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen, and personal and professional integrity or character;

•	the size and composition of the board and the interaction of its members, in each case with respect to the needs of the Company and its stockholders; and

•	regarding any individual who has served as a director of the Company, his past preparation for, attendance at, and participation in meetings and other activities of the board of directors or its committees and his overall contributions to the board of directors and the Company.

The board of directors may use multiple sources for identifying and evaluating new nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the board. The board of directors will obtain background information about new candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates.

All of the nominees being submitted to the Company’s stockholders for election as directors at the Annual Meeting are currently serving as directors and are identified in the Stockholders and Voting Agreement.

Our board of directors does not have a formal policy with respect to the consideration of candidates recommended by stockholders based on the current composition of the board of directors and the effect of the Stockholders and Voting Agreement. The board of directors will consider qualified nominees recommended by stockholders, who may submit recommendations to the board of directors through a written notice as described under “—Communications with Our Board” below. To be considered by the independent directors, a stockholder nomination must comply with the requirements for a stockholder proposal specified in the SEC’s Rule 14a-8 and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by the Company’s stockholders will be evaluated in the same manner as any other nominee for director.

Audit Committee

The audit committee operates under an Audit Committee Charter adopted by the Company’s board of directors, a copy of which is included as Appendix A to this Proxy Statement and is also available on our website at www.axtive.com.

The audit committee’s responsibilities include:

•	engaging independent accountants and determining their compensation;

•	reviewing the conduct of the audit and the completed audit with the independent accountants;

•	reviewing quarterly reports and annual reports;

•	determining the scope of and authorizing or approving any permitted non-audit services provided by the independent accountants and the compensation for those services; and

•	establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential and anonymous submissions by employees.

Our board of directors continues to serve as our audit committee on an interim basis. We anticipate that this interim status will continue until we are able to fill one or both of the current vacancies on the board with additional independent directors.

Based upon the American Stock Exchange’s requirements for audit committee member independence, which use the AMEX definition of “independent director” described above under “—Independence and Meetings” and the independence standards set forth in the SEC’s Rule 10A-3, only Bradley A. Thompson and Alan W. Tompkins could be considered independent members of the audit committee. However, as a result of Mr. Thompson’s beneficial ownership of 22.9% of our common stock, through the direct ownership of common stock by Global Capital Funding, L.P. and GCA Strategic Investment Fund Limited, Mr. Thompson may be considered an affiliated person of the Company under Rule 10A-3 and, therefore, not an independent member of the audit committee.

In accordance with the rules and regulations of the SEC, the preceding paragraph regarding the independence of the members of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, or to the liabilities of Section 18 of the Securities Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act, notwithstanding any general incorporation by reference of this section of this Proxy Statement into any other filed document.

We have not yet designated an audit committee financial expert from the members of the audit committee. Although the members of the audit committee are financially literate and sophisticated, we do not believe that any of the current members qualify as an audit committee financial expert as defined by the SEC. Our objective is to fill at least one of the current vacancies on the board of directors with an independent director who would qualify as an audit committee financial expert and serve on the audit committee.

Compensation Committee

The compensation committee’s functions include:

•	determining nature and amount of compensation of the Company’s executive officers and other officers as designated by the board of directors; and

•	administering the Company’s 2002 Stock Incentive Plan.

Ron Beneke, Bradley A. Thompson, and Alan W. Tompkins are the current members of the compensation committee. The compensation committee is composed solely of directors who are not officers or employees of the Company.

Communications with Our Board

Stockholders may communicate with our board of directors by writing to the board in care of the Company’s Secretary, Axtive Corporation, 5001 LBJ Freeway, Suite 275, Dallas, Texas 75244. The board of directors has delegated responsibility for initial review of stockholder communications to the Company’s Secretary. In accordance with the board’s instructions, the Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) solely related to complaints by users with respect to ordinary course of business customer service and satisfaction issues, or (3) clearly unrelated to our business, industry, management, or board or committee matters. In addition, the Secretary will make all communications available to each member of the board at the board’s next regularly scheduled meeting.

Director Compensation

Currently, our directors who are not our employees receive no compensation for their service as directors.

MANAGEMENT

The following table sets forth our executive officers and key employees of the Company:

Name	Age	Position
Executive Officers:
Graham C. Beachum II	57	Chairman of the Board and Chief Executive Officer
Graham C. Beachum III	34	President and Chief Operating Officer

Other Key Employees:
Stephen P. Slay	41	Corporate Controller

Information concerning the business experience of Graham C. Beachum II is provided under the section titled “Proposal 1: Election of Directors.”

Graham C. Beachum III became our President and Chief Operating Officer in April 2004. From June 2003 to April 2004, he served as Executive Vice President and General Manager. In June 2003, he was designated an executive officer. Mr. Beachum also served as our Vice President and General Manager from January 2001 to June 2003. Mr. Beachum began his career as the founder of “StreetSmart,” a technology product and pricing report that provided competitive intelligence to Dell Computer Corporation, IBM Corporation, Digital Equipment Corporation and other personal computer companies. In 1993, he sold his first entrepreneurial venture and shortly thereafter founded Axtive Software Corporation, with the development of “ART,” an embedded customer relationship solution that captures customer registration data and initiates ongoing licensing, marketing and service relationships. The “ART” product line was followed by “e.Monogram,” an E-business personalization application suite for business-to-business enterprises. After supporting customer organizations such as IBM and Lotus Development, Axtive Software Corporation’s technology and development operations were acquired by Remedy Corporation in 2000. Mr. Beachum is the son of Graham C. Beachum II and the son-in-law of Paul L. Morris.

Stephen P. Slay has been the Corporate Controller of Axtive since September 2003. He has 18 years of experience in accounting and finance in both public accounting and private industry. Prior to joining Axtive, Mr. Slay spent five years at Network Associates, Inc. where he served as Manager of Channels Finance and Controller of Professional Services.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides summary information concerning compensation paid by us to our Chief Executive Officer and our executive officers in 2003, if any, who earned more than $100,000 in salary and bonus for all services rendered in all capacities during the fiscal year ended December 31, 2003. We refer to the executive officers listed below as named executive officers.

Name and Principal Position	Year	Annual Compensation Salary		Long-term Compensation Awards/Securities underlying options (#)	All Other Compensation
Graham C. Beachum II Chief Executive Officer	2003 2002 2001	$ $ $	100,000 100,000 95,833	604,500 — 150,000	— — —

Graham C.”Scooter” Beachum III President and Chief Operating Officer	2003 2002 2001	$ $ $	150,000 111,042 91,041	300,000 — 75,000	— — —

Stanley D. Strifler (1) President, ThinkSpark Corporation	2003 2002 2001		$266,667 — —	— — —	— — —

(1)	Mr. Strifler resigned from his position in May 2004.

In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted for the named executive officers listed in the table above because the aggregate amount of these perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the named executive officers in 2003.

No restricted stock awards have been made to the named executive officers listed in the table above.

Stock Options Granted During Year Ended December 31, 2003

The following table provides information regarding the grant of stock options during fiscal 2003 to the named executive officers.

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
Name	Options Granted (#)	% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Graham C. Beachum II	604,500	49.1%	$1.00	5/22/2013	$577,100	$1,277,001
Graham C. “Scooter” Beachum III	300,000	24.4%	$1.00		$286,402	$633,747
Stanley D. Strifler	—	—	—	—	—	—

(1)	In accordance with SEC rules, these columns show gain that could accrue for the listed options, assuming that the market price per share of our common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, the realized value from these options will be zero.

Option Exercises in Last Fiscal Year and Year-End Option Values

None of the named executive officers exercised any stock options during the year ended December 31, 2003. The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2003, and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year end value of our common stock.

	Number of securities underlying unexercised options at fiscal year-end		Value of the unexercised in-the- money options at fiscal year-end
Name	Exercisable #	Unexercisable #	Exercisable $	Unexercisable $

Graham C. Beachum II	524,875	229,625	—	—
Graham C. “Scooter” Beachum III	260,939	114,061	—	—
Stanley D. Strifler	—	—	—	—

Employment Contracts and Change-In-Control Arrangements

Graham C. Beachum II. In January 2001, we entered into an employment agreement with Mr. Beachum to serve as our President and Chief Executive Officer. The agreement expires on January 2, 2005, unless terminated earlier. Under the agreement, Mr. Beachum was entitled to receive an annual base salary of $100,000, which would be increased to $240,000 upon the successful conclusion of an equity offering by Axtive of at least $10 million. The annual base salary will be increased by 5% each fiscal year. Pursuant to the agreement, Mr. Beachum will also be eligible to receive a bonus based on our performance, as determined by the board of directors or its compensation committee. In the event that Mr. Beachum is terminated without cause, including a change of control (as defined in the agreement), or terminates his employment for good reason (as defined in the agreement), he will be entitled to receive as severance the amount of his base salary for (1) the remainder of his term of employment or (2) six months, whichever period is shorter. The agreement also contains customary nondisclosure and non-competition covenants, as well as an assignment of inventions.

Effective as of April 1, 2004, the employment agreement was amended to increase Mr. Beachum’s annual base salary to $165,000. Among other things, the amendment also restates the terms of discretionary incentive compensation, which is to be determined by the compensation committee of our board of directors, and sets forth certain significant objectives to be considered for purposes of a discretionary bonus with respect to the 2004 fiscal year. Mr. Beachum is also eligible to receive additional grants of stock options as determined by the compensation committee. Mr. Beachum is the father of Graham C. Beachum III, our President and Chief Operating Officer.

Graham C. Beachum III. In January 2001, we entered into an employment agreement with Mr. Graham C. “Scooter” Beachum III to serve as our President and Chief Operating Officer. The employment agreement expires on January 2, 2005, unless terminated earlier. Under the employment agreement, Scooter Beachum is entitled to receive an annual base salary of $95,000 that shall be increased to $165,000 upon the successful conclusion of an equity offering by Axtive of at least $10 million. The annual base salary shall be increased by 5% each fiscal year. Mr. Beachum is currently paid $150,000 annually. In addition, Scooter Beachum was granted options to purchase 750,000 shares of Axtive’s common stock at an exercise price of $1.50 per share, of which 25% vested upon the grant date and the remainder vesting at the rate of 18.75% on January 2 of each successive year. Pursuant to the employment agreement, Scooter Beachum will also be eligible to receive a bonus based on our performance, as determined by the board of directors or its compensation committee. In the event that Scooter Beachum is terminated without cause, including a change of control (as defined in the employment agreement), he will be entitled to receive as severance the amount of his base salary for (1) the remainder of his term of employment, or (2) six months, whichever period is shorter. The employment agreement also contains customary nondisclosure and non-competition covenants, as well as an assignment of inventions. Mr. Beachum is the son of Graham C. Beachum II and the son-in-law of Paul L. Morris, one of our directors.

SECTION 16(A) REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires that our directors, executive officers, and 10% or more stockholders file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These persons are required to furnish us with copies of all Section 16(a) reports they file with the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of the reports furnished to us or filed with the SEC, or written representations of the reporting person, each of the following persons or entities, who at any time during 2003 was a director, executive officer, or beneficial owner of 10% or more of any class of our capital stock, was late with respect to one filing in 2003: Graham C. Beachum III; Beachum Investments, LLC; Ron Beneke; Demand Aggregation Solutions, LLC; GCA Strategic Investment Fund Limited; Global Capital Funding Group, L.P.; Paul L. Morris; Sandera Partners, L.P.; Stanley D. Strifler; and Bradley A. Thompson.

CODE OF ETHICS

In April 2004, our board of directors adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors, and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of our officers, directors, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Our Code of Business Conduct and Ethics is available, free of charge, on our website at www.axtive.com.

Waivers from our Code of Business Conduct and Ethics are discouraged, but any waivers from the Code of Business Conduct and Ethics that relate to our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions or any other executive officer or director must be approved by our audit committee and will be posted on our website at www.axtive.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PurchasePooling Investment

In September 2000, we issued 264,485 shares of Axtive common stock to PurchasePooling Investment Fund in return for 9,593,824 shares of Series A Convertible Preferred Stock of PurchasePooling Solutions, Inc., a start up web-based demand aggregator working toward enabling government and educational entities to save significantly on large-ticket capital items by combining their purchasing power nationwide and globally. In December 2000, we invested an additional $620,000 in PurchasePooling in return for 2,214,285 shares of its Series C Convertible Preferred Stock. As a result, at December 31, 2000, we had an approximately 18% ownership interest in PurchasePooling. In 2000, we entered into an agreement to acquire from Odyssey Ventures Online S.A. 975,000 shares of Series A Convertible Preferred Stock of PurchasePooling in exchange for 26,881 shares of Axtive common stock. In April 2001, the agreement was finalized and the shares of Axtive common stock were issued.

Based on a valuation obtained on PurchasePooling in July 2001, we determined that the investment was impaired. Accordingly, we recorded an impairment charge of $2.5 million.

In October 2001, we participated in the amount of $400,000 in a syndicated loan to PurchasePooling in the amount of $1,600,000. The loan, structured as a Convertible Note with Warrants, bore interest at 15% per annum, and if not converted earlier, would mature in October 2003. Because PurchasePooling was in its development stage and was not generating any cash flows, we had no expectation for repayment of the loan. We did not accrue interest on the note.

Based upon the ongoing evaluation of our investment in PurchasePooling, we determined in April 2002, that our investment was not recoverable. As a result, we wrote off the remaining $2,680,000 of our investment in PurchasePooling as of December 31, 2001. The write-off for the year 2001 was $5.2 million.

Through February 2003, Graham C. Beachum II was the interim Chief Executive Officer of PurchasePooling. In February 2003, the lenders to PurchasePooling (including Axtive) declared the loan to PurchasePooling in default and foreclosed upon the assets of the company. The previous lenders formed a new entity, Demand Aggregation Solutions, LLC (“DAS”), to hold the assets, and Axtive, under a management agreement, has agreed to manage the affairs of DAS in exchange for a management fee of $25,000 per month. Stemming from Axtive’s participation in the loan, the Company has a 25% membership interest in DAS that is subject to forfeiture if Axtive breaches its obligations under the management agreement. Additionally, the management agreement with DAS obligates Axtive to fund DAS’s working capital needs at a rate not exceeding, on average, $50,000 per month up to a maximum of $1.2 million over the three year life of the agreement.

Acquisition of “Axtive” Name

In June 2002, the Company acquired the name “Axtive” (pronounced “active”) and its related logo and trademark and certain tangible assets including furniture and fixtures, signage and office supplies from Axtive Software Corporation, as represented by it sole shareholder, Graham C. “Scooter” Beachum III, our President and Chief Operating Officer. The assets were acquired in exchange for an initial grant of 400,000 restricted shares of Axtive’s common stock, which was valued at approximately $168,000 at the time of acquisition. This amount was allocated between relative fair values of the intangible ($153,000) and tangible assets ($15,000) purchased by us.

In July 2003, we issued 29,768 restricted shares of our common stock to TSTC International Holding Company, formerly known as Axtive Software Corporation. These shares constituted an additional payment due to TSTC in connection with our June 2002 purchase of certain intangible assets, including the name “Axtive,” and certain tangible assets. We were obligated to issue the additional restricted shares, not in excess of 29,768 shares, if the market price of our common stock had not been at or above $7.50 within the one-year period after our purchase. Mr. Scooter Beachum is the sole shareholder and director of TSTC. The issuance of the restricted shares of common stock did not involve a public offering. In December 2003, we determined that the intangible was impaired and wrote off the balance totaling approximately $177,000.

Affiliate Relationships in Financing Transactions

Until the end of May 2003, J. Keith Benedict and John A. Wagner served as members of our board of directors and were representatives of the investment manager (or its affiliates) of H.W. Capital L.P. Concurrent with the May 2003 financing activities, Alan W. Tompkins became a member of our board of directors. Mr. Tompkins is Vice President and General Counsel of Unity Hunt, Inc., a Texas corporation owned by several trusts. Those trusts hold limited partnership interests in Sandera Partners, L.P., which is one of our stockholders. Sandera was a purchaser of shares of Series A preferred stock in April 2002 and May 2003 and a purchaser of our common stock in the February 2004 private offering..

Concurrent with the May 2003 financing activities, Ron Beneke became a member of our board of directors. Mr. Beneke is a member of the management committee of DAS, one of the purchasers of shares of Series A preferred stock in May 2003. Mr. Beneke is also a principal of B/K Venture Capital, LLP, one of the purchasers of our common stock in the February 2004 private offering.

In September to December 2003, affiliates of Mr. Beneke made bridge loans to us in the aggregate principal amount of $113,745, which bore interest rates from 6% to 12% per year. In February 2004, we repaid the affiliates all amounts due, plus accrued interest. In January 2004, as part of a December 2003 private offering of 12% promissory notes and warrants, an affiliate of Mr. Beneke purchased a 12% promissory note in the original principal amount of $49,615 and was issued related warrants to purchase common stock. As part of the February 2004 private offering of our common stock, in lieu of converting this 12% promissory note and warrant to common stock, the affiliate elected to be repaid, terminated the warrant, and B/K Venture Capital, LLP increased the amount of its purchase of common stock by an amount equal to the principal amount of the 12% promissory note.

Concurrent with the May 2003 financing activities, Bradley A. Thompson became a member of our board of directors. Mr. Thompson is a director of GCA Strategic Investment Fund Limited and an officer of Global Capital Advisors, Ltd, which is the sole shareholder of the general partner of Global Capital Funding Group, L.P. GCA Strategic Investment Fund Limited purchased shares of Series A preferred stock in April 2002 and May 2003. In December 2003, as part of the December 2003 private notes offering, GCA Strategic Investment Fund Limited purchased a 12% promissory note in the original principal amount of $668,463 and was issued related warrants to purchase common stock. As part of the February 2004 private offering of our common stock, GCA Strategic Investment Fund Limited converted its 12% promissory note and related warrants into 8,695,951 shares of our common stock. Global Capital Funding Group, L.P. purchased shares of Series A preferred stock in April 2002.

Concurrent with the May 2003 financing activities, Paul L. Morris became a member of our board of directors. Mr. Morris was one of the purchasers of shares of Series A Preferred Stock in April 2002. In December 2003, as part of the December 2003 private notes offering, Mr. Morris purchased a 12% promissory note in the original principal amount of $20,000 and was issued related warrants to purchase common stock. As part of the February 2004 private offering of our common stock, Mr. Morris converted his 12% promissory note and related warrants into 260,178 shares of our common stock.

Graham C. Beachum III, our President and Chief Operating Officer, and Stanley D. Strifler, former President of ThinkSpark Corporation, are each members of Beachum Investments, LLC, one of the purchasers of shares of Series A Preferred Stock in May 2003. In addition, Scooter Beachum was an individual purchaser of Series A Preferred Stock in May 2003.

In September 2003, Scooter Beachum made a bridge loan to us in the principal amount of $13,220, which bore interest at 6% per year. In December 2003, as part of the December 2003 private notes offering, Scooter Beachum purchased a 12% promissory note in the original principal amount of $13,441 and was issued related warrants to purchase common stock. We repaid Scooter Beachum’s bridge loan, including accrued interest, out of the proceeds of the December 2003 private notes offering. As part of the February 2004 private offering of our common stock, Scooter Beachum converted his 12% promissory note and related warrants into 174,853 shares of our common stock.

Employment Relationships

We have entered into employment agreements with each of Graham C. Beachum II and Graham C. Beachum III. See “Employment Contracts and Change in Control Arrangements” with respect to these employment arrangements. We previously entered into an employment letter with Stanley D. Strifler, which terminated upon his resignation in May 2004.

Acquisition of ThinkSpark Corporation

Prior to our acquisition of ThinkSpark Corporation in May 2003, Stanley D. Strifler, then President of ThinkSpark, had a right to purchase certain capital stock from ThinkSpark pursuant to an October 2002 employment agreement with ThinkSpark. In connection with our acquisition, Mr. Strifler agreed to new employment terms with the surviving corporation, which superseded the previous employment agreement. He also agreed to waive any right to purchase capital stock of ThinkSpark in consideration of a promissory note from ThinkSpark for $135,000. The promissory note bore interest at 6% per year and was payable in monthly installments amortized over a five-month period. In late 2003, ThinkSpark became past due on the final monthly installment, but made the final payment in March 2004.

AUDIT COMMITTEE AND INDEPENDENT ACCOUNTANTS

Report of the Audit Committee

The audit committee acts under the Audit Committee Charter, which was adopted by the board of directors on April 7, 2004. Currently, the full board of directors sits as the audit committee on an interim basis. The audit committee has furnished the following report:

Management is responsible for the preparation, presentation, and integrity of the Company’s financial reporting process and for maintaining appropriate accounting and financial reporting policies and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The audit committee’s responsibility is to engage the independent accountants and monitor and oversee these processes.

In connection with these responsibilities, the audit committee met with management and the independent accountants to review and discuss the December 31, 2003 financial statements. The audit committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards. The audit committee also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee has discussed with the independent accountants that firm’s independence.

Based upon the audit committee’s discussions with management and the independent accountants and the audit committee’s review of the representations of management and the independent accountants, the audit committee recommended that the board of directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE

Graham C. Beachum II

Ron Beneke

Paul L. Morris

Alan W. Tompkins

Bradley A. Thompson

In accordance with the rules and regulations of the SEC, the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act, or to the liabilities of Section 18 of the Securities Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act, notwithstanding any general incorporation by reference of this section of this Proxy Statement into any other filed document.

Selection of Our Independent Auditors

KBA Group LLP, Certified Public Accountants, serves as our current independent accountants and served as our independent accountants for 2003. Grant Thornton LLP served as our independent accountants for 2002. On December 3, 2003, the Company filed a Form 8-K announcing its board of directors had engaged KBA Group LLP as the Company’s independent accountants for the purpose of auditing the Company’s consolidated financial statements for the year ended December 31, 2003.

There was no matter that was the subject of a disagreement or a reportable event as defined in Item 304(a) of Regulation S-B.

One or more representatives of KBA Group LLP are expected to be present and available to respond to appropriate questions at the Annual Meeting and have the opportunity to make a statement if they desire to do so.

Audit Fees

The fees for all professional services provided to us by our independent accountants during each of the last two fiscal years were as follows:

	2002	2003
Audit Fees
Grant Thornton LLP	$74,869	$12,310
KBA Group LLP	—	97,650
Audit-Related Fees
Grant Thornton LLP	4,100	—
KBA Group LLP	—	67,575
Tax Fees	—	—
All Other Fees	—	—

Total	$78,969	$177,535

Audit Fees. Audit fees consisted principally of audit work performed on the consolidated financial statements and review work on our interim consolidated financial statements.

Audit-Related Fees. Audit-related fees consisted of fees related to the 2002 acquisitions of The Visionary Group, Media Resolutions, Virtually There and UDT Consulting, the 2003 acquisition of ThinkSpark, and the audit of the 401(k) Plan for 2002.

Tax Fees. We did not pay our independent accountants any fees for tax services during the last two fiscal years.

All Other Fees. We did not pay our independent accountants any other fees during the last two fiscal years.

Pre-Approval of Audit and Non- Audit Services

The audit committee of our board of directors has adopted a written approval policy with respect to both audit and non-audit services. The approval policy requires that the audit committee pre-approve all audit and non-audit services provided to us by our independent accountants. All audit and non-audit services performed in 2003 were pre-approved by the audit committee.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

An eligible stockholder who wishes to include a proposal in the Company’s proxy statement for the 2005 Annual Meeting of Stockholders must submit it, in accordance with the SEC’s Rule 14a-8, so that it is received by the Company’s Secretary, at the Company’s executive offices, on or before August 12, 2005.

A stockholder who wishes to make a proposal at the 2005 Annual Meeting of Stockholders without including the proposal in the Company’s proxy statement must give written notice of that proposal to the Company’s Secretary, at the Company’s executive offices, by October 26, 2005. If a stockholder fails to timely give that notice, then the persons named as proxies in the proxy cards solicited by the Company’s board of directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act and in accordance therewith files reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information may be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of this material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements, and other information are available from the EDGAR filings obtained through the SEC’s website at http://www.sec.gov.

MISCELLANEOUS

All information contained in this Proxy Statement relating to the occupations, affiliations, and securities holdings of directors and executive officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and executive officers. All information relating to any beneficial owner of more than 5% of the common stock is based upon information contained in reports filed by such owner with the SEC.

THE COMPANY HAS PROVIDED WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY’S 2003 ANNUAL REPORT, WHICH CONSISTS OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003. EXHIBITS TO THE FORM 10-KSB ARE AVAILABLE UPON REQUEST AT A REASONABLE CHARGE TO COVER THE COMPANY’S COST IN PROVIDING THEM. ADDITIONAL COPIES OF THE 2003 ANNUAL REPORT MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST TO CORPORATE SECRETARY, AXTIVE CORPORATION, 5001 LBJ FREEWAY, SUITE 275, DALLAS, TEXAS 75244.

By Order of the Board of Directors,

/s/ GRAHAM C. BEACHUM III Graham C. Beachum III
Secretary

Dallas, Texas

December 14, 2004

APPENDIX A

AXTIVE CORPORATION

Audit Committee Charter

Summary

This is the charter for the audit committee (the “committee”) of Axtive Corporation (the “Company”). This charter will set forth the purpose, duties, and responsibilities of the committee, in light of existing regulations and standards in the United States. It is contemplated that this charter may be amended from time to time as new regulations are adopted that address the formation and operation of audit committees.

Purpose

The committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, and others relating to the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. For example, among other powers, the committee possesses the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

The Company shall provide for appropriate funding, as determined by the committee, for the work of the committee generally and for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report, the work of the committee and to any independent counsel or other advisers engaged by the committee.

Organization

The full board of directors currently sits as the committee on an interim basis.

It is the objective of the board of directors formally to constitute the committee. At such time, each member of the committee shall be a member of, and shall be appointed by, the board of directors. The committee shall comprise at least two directors, at least one of whom is (if two members), or the majority of whom are (if more than two members), “independent” of management and the Company, as that term is defined by applicable laws and regulations, including, without limitation, Section 10A(m) of the Securities Exchange Act of 1934, as amended (Section 301 of the Sarbanes-Oxley Act of 2002) and, if the Company’s securities are not listed or admitted for trading on a national securities exchange or national securities association, as defined by the rules adopted from time to time by The Nasdaq Stock Market, Inc. The members of the committee shall then also meet the independence requirements of any stock exchange, automated quotation systems, or over-the-counter trading system on which the Company’s securities are listed or admitted for trading.

All committee members shall be financially literate. At least one member shall be an “audit committee financial expert” as defined by SEC regulations; provided, however, that if no member of the committee is eligible to be designated as an audit committee financial expert, the committee (1) may determine to continue to conduct its business on a temporary and exceptional basis without an audit committee financial expert, (2) shall use its reasonable best efforts, in consultation with the full board of directors, to add an audit committee financial expert to the committee, (3) shall use its reasonable best efforts to engage such advisers as it may determine to be necessary in the absence of an audit committee financial expert on the committee, and (4) shall assist the Company in preparing appropriate disclosure as required under SEC regulations. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Meetings

The committee shall meet as often as it determines necessary, but not less frequently than quarterly. The committee shall meet periodically with management, the internal auditors, and the independent auditors in separate executive sessions. The committee may request any officer or employee of the Company or any of its subsidiaries or the Company’s outside counsel or independent auditors to attend a meeting of the committee or to meet with any members of, or counsel or advisers to, the committee.

Duties and Responsibilities

Delineation of responsibilities. The primary responsibility of the committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles (“GAAP”). Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

Flexible, pragmatic approach. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

Specific Duties. The following shall be the principal duties and responsibilities of the committee, though the committee may supplement this list as appropriate:

Independent Auditors

The committee shall be directly responsible for the appointment, termination, and replacement (subject, if applicable, to shareholder ratification), the compensation, and the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

In addition, the committee shall set clear hiring policies that address the circumstances under which the Company may hire employees or former employees of the independent auditors of the Company. These policies shall meet all applicable laws, regulations and stock exchange listing standards.

Plan of Audit

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.

Internal Controls

The committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk and legal and ethical compliance programs. The committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management’s response.

The committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

Review of Quarterly Reports

The committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition or comparable disclosure with management and the independent auditors prior to the filing of each of the Company’s quarterly reports on Form 10-QSB as may be required under applicable laws or regulation or the rules and regulations of any stock exchange, automated quotation systems, or over-the-counter trading system on which the Company’s securities are listed or admitted for trading. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

Review of Annual Reports

The committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations or comparable disclosure to be included in the Company’s annual report on Form 10-KSB and any annual report as may be required under applicable laws or regulation or of any stock exchange, automated quotation systems, or over-the-counter trading system on which the Company’s securities are listed or admitted for trading, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss with the independent auditors the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards, including any difficulties encountered in the course of the audit work, restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Review and Discussion Matters

Without limiting the scope of the committee’s review, with respect to each review of a quarterly report or annual report, the review and discussion matters shall include, and the committee shall otherwise receive regular reports from the independent auditors on, the following:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, management’s position on the treatment, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

Earnings Releases

The committee shall review and discuss quarterly and annual earnings press releases, including the use of pro forma or other non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and rating agencies.

Regulatory and Accounting Initiatives

The committee shall discuss with management and the independent auditors the effect on the Company of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, reflected in the Company’s financial statements or affecting its financial condition or results of operations.

Risk Assessment and Management

The committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Procedures for Reviewing Complaints

The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

The committee shall be the body to whom corporate attorneys’ reports are directed to the extent they suggest evidence of violations of securities laws or breaches of fiduciary duty.

Reports

The committee shall review with management and the independent auditors any disclosure by the Company with respect to the committee’s policies and procedures and/or the fees paid by the Company for audit and non-audit services to the independent auditors to the extent required under applicable laws or regulation or the rules and regulations of the stock exchanges on which the Company’s securities are listed for trading.

The committee shall prepare a report to be included in the Company’s annual proxy statement or annual report if required under applicable laws or regulation or the rules and regulations of any stock exchange, automated quotation systems, or over-the-counter trading system on which the Company’s securities are listed or admitted for trading.

Review of Committee and Charter

The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively. The committee shall also review and reassess the charter at least annually, and shall submit to the full board of directors any amendments suggested by the committee.

APPROVED BY THE BOARD OF DIRECTORS ON APRIL 7, 2004

ANNUAL MEETING OF STOCKHOLDERS OF

AXTIVE CORPORATION

January 11, 2005

Please complete, sign, date, and mail

your proxy card using the enclosed

envelope as soon as possible.

No postage is required if mailed in the United States

¯Please detach along perforated line and mail in the envelope provided.¯

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect five Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.		2. To amend the Company’s Amended and Restated Certificate of Incorporation to increase the total number of	FOR AGAINST ABSTAIN ☐ ☐ ☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Graham C. Beachum II O Ron Beneke O Paul L. Morris O Bradley A. Thompson O Alan W. Tompkins	shares of common stock that the Company has authority to issue from 100 million to 200 million shares.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED OR, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE AMENDEMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY HAS THE AUTHORITY TO ISSUE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●		STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY PREVIOUSLY MAILED THIS PROXY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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AXTIVE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

January 11, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE AXTIVE CORPORATION BOARD OF DIRECTORS

The undersigned stockholder of Axtive Corporation, a Delaware corporation, hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated December 14, 2004, and (2) appoints Graham C. Beachum II and Graham C. Beachum III, or either of them the undersigned proxies, with full power of substitution, to vote all shares of common stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Axtive Corporation, to be held on Tuesday, January 11, 2005 at 10:00 a.m., local time, at 5001 LBJ Freeway, Suite 275, Dallas Texas and at any postponements or adjournments thereof.

(Continued and to be signed on the reverse side)

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